Exhibit 10(ii)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54074). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securites Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

/s/ W. Thomas Conner

W. Thomas Conner

Washington, D.C.

November 1, 2004